Exhibit 10.20

AGREEMENT REGARDING EMPLOYMENT

     THIS AGREEMENT REGARDING EMPLOYMENT (the “Agreement”) is made as of the ______day of December, 2002, by and between IIT Research Institute, an Illinois not-for-profit corporation (“Assignor”), Alion Science and Technology Corporation, a Delaware corporation (“Assignee”) and Gary Amstutz, an individual (“Amstutz”).

RECITALS

     WHEREAS, Assignor and Assignee entered into that certain Fourth Amended and Restated Asset Purchase Agreement, dated November 18, 2002 with effect as of June 4, 2002 (the “Purchase Agreement”), pursuant to which Assignee will acquire substantially all of the assets of Assignor as of the date hereof;

     WHEREAS, Assignor and Amstutz entered into that certain Employment Agreement, dated the 14th day of February, 2000 (the “Employment Agreement”), a copy of which is attached hereto as Exhibit A, pursuant to which Assignor and Amstutz agreed upon the terms of Amstutz’s employment with Assignor;

     WHEREAS, pursuant to the Employment Agreement, Amstutz was employed as the Chief Financial Officer and Treasurer of Assignor;

     WHEREAS, Amstutz currently serves as Senior Vice President and Executive Director of Finance of Assignee;

     WHEREAS, Assignor and Amstutz desire to amend the terms of the Employment Agreement such that Amstutz’s positions with IITRI will change from Chief Financial Officer and Treasurer, to Senior Vice President and Executive Director of Finance; and

     WHEREAS, Assignor then desires to assign and transfer to Assignee, and Assignee desires to accept and assume, all of Assignor’s rights, interest and obligations in and with respect to the Employment Agreement.

     NOW, THEREFORE, in consideration of the premises set forth above and the respective covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

     1.     Change of Position. In accordance with Section 15.E of the Employment Agreement, Assignor and Amstutz hereby agree that Section 1 of the Employment Agreement shall be deleted and replaced with the following text:

"1. Employment. Company hereby employs the Employee as Senior Vice President and Executive Director of Finance, and agrees to continue the Employee in that position (or in any other position upon which the parties mutually agree) during the term of this Agreement unless terminated earlier in accordance with

Paragraph 10 of this Agreement (“Term and Termination”).”

     2.     Assignment and Assumption. Assignor hereby assigns, transfers and conveys to Assignee all of the rights, interest and obligations of Assignor in and with respect to the Employment Agreement, and Assignee hereby accepts the assignment, transfer and conveyance of all of the rights, interest and obligations in and with respect to the Employment Agreement.

     3.     Consent, Acknowledgement and Waiver

            (a) Amstutz hereby consents to the assignment of the Employment Agreement by Assignor to Assignee, and the assumption of the Employment Agreement by Assignee from Assignor, on the terms and conditions contained in this Agreement.

            (b) Amstutz hereby acknowledges that as of the date hereof, (i) he will no longer be employed as a Senior Vice President and the Executive Director of Finance of Assignor, and (ii) he will continue in his employment as a Senior Vice President and as the Executive Director of Finance of Assignee, subject to the terms and conditions of the Employment Agreement, as amended pursuant to this Agreement and as assigned and assumed pursuant to this Agreement.

            (c) Amstutz hereby acknowledges and agrees that the assignment of the Employment Agreement by the Assignor to Assignee does not constitute a termination of his employment relationship with the Assignor without Cause (as defined in Section 10.C of the Employment Agreement).

     4.     No Termination Payments. Notwithstanding any provision of the Employment Agreement to the contrary, Amstutz acknowledges and agrees that he shall not receive from Assignor or from Assignee any severance payment under Section 10.D of the Employment Agreement or any other retention payment, termination payment, benefits or other compensation in connection with or in respect of the assignment of the Employment Agreement by the Assignor to the Assignee. Except to the extent required by applicable laws, Amstutz shall not be entitled to any continuing employment benefits from the Assignor after the date hereof.

     5.     Release.

            (a) Release by Amstutz. Except for a claim based upon a breach of this Agreement, Amstutz hereby knowingly and voluntarily releases the Released Parties (as defined below) from any and all claims, suits, demands, action or causes of action of any kind or nature whatsoever, whether the underlying facts are known or unknown, which Amstutz now has or claims, or might have or claim, pertaining to or arising out of the Employment Agreement, Amstutz’s employment by the Assignor, or the assignment of the Employment Agreement by the Assignor to the Assignee, and Amstutz hereby represents to the Released Parties that he has not assigned any such claims, suits, demands, actions or causes of action to any third party. This release covers all claims of any kind (except for a claim based upon a breach of this Agreement) under any local, state, or federal common law, statute, regulation or ordinance, including without limitation those claims dealing with employment discrimination, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000e et seq., 42 U.S.C. 1981, the Age Discrimination in Employment Act, as modified by the Older Workers Benefit Protection Act, the Civil Rights Act of 1991, the Americans with Disabilities Act, or claims under the Family and Medical Leave Act, or for breach of contract, misrepresentation, defamation, wrongful discharge under the common law of any state, infliction of emotional distress or any other tort under the common law of any state. This release shall run to and be for the benefit of the Assignor and each of its affiliated or related entities, and all predecessors, successors and assigns thereof and each of their trustees, members, governors, directors, officers, employees, agents and attorneys, past or present, and all predecessors, successors, heirs and assigns thereof, excluding in each case the Assignee (collectively “Released Parties”). This release shall run to and be binding upon Amstutz and his heirs, assigns and personal representatives.

            (b) Release by the Assignor. Except for a claim based upon a breach of this Agreement or a claim arising in connection with the Purchase Agreement or the other agreements and documents delivered in connection with the Purchase Agreement (the “Transaction Documents”) to which the Assignor is a party and the transactions contemplated thereby, Assignor, for itself and on behalf of each of the Released Parties, hereby knowingly and voluntarily releases Amstutz and Amstutz’s heirs, assigns and personal representatives from any and all claims, suits, demands, actions or causes of action of any kind or nature whatsoever, whether the underlying facts are known or unknown, which the Assignor or the Released Parties now have or claim, or might have or claim, pertaining to or arising out of the Employment Agreement, Amstutz’s employment by the Assignor, or the assignment of the Employment Agreement by the Assignor to the Assignee, and the Assignor, for itself and on behalf of the Released Parties, hereby represents that it has not assigned any such claims, suits, demands, actions, or causes of action to any third party. This release covers all claims of any kind (except for a claim based upon a breach of this Agreement or the other Transaction Documents to which the Assignor is a party) under any local, state, or federal common law, statute, regulation or ordinance, including without limitation those claims dealing with breach of contract, misrepresentation, defamation, or for any tort under the common law of any state.

     6.     Further Acts. The parties hereto further undertake and promise to execute, deliver and file any and all agreements, instruments, documents and declarations, and to take any and all other acts necessary to effectuate and evidence any of the foregoing, including but not limited to any acts necessary in order to have the rights, interest and obligations in and with respect to the Employment Agreement by and in Assignee reflected in all official records of all relevant federal, state and local agencies.

     7.     Waiver of Compliance. Any failure by any party hereto to enforce at any time any term or condition under this Agreement shall not be considered a waiver of that party’s right thereafter to enforce each and every term and condition of this Agreement.

     8.     Entire Agreement. This instrument contains the entire agreement and understanding of the parties hereto with respect to the subject matter herein and supersedes any other agreement or understanding, whether written or oral, relating to the matters contemplated herein.

     9.     Captions. The captions set forth in this Agreement are used solely for convenience of reference and shall not control or affect the meaning or interpretation of any of the provisions.

     10.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute one and the same agreement.

     11.     Governing Law. This Agreement shall be governed by the laws of the state of Illinois, without regard to the conflicts of law principles of such state.

[Signatures follow on next page]

[Exhibit 10.20]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.

IIT RESEARCH INSTITUTE

By: /s/ Lew Collens

Name: Its:

ALION SCIENCE AND TECHNOLOGY CORPORATION

By: /s/ Bahman Atefi

Name: Its:

/s/ Gary Amstutz

Gary Amstutz

EXHIBIT A